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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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Check the appropriate box:

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         (as permitted by Rule 14(a)-6(e) (2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Materials Pursuant to ssx.240.14a-12


                              TechTeam Global, Inc.
                 ----------------------------------------------
                 (Name of Registrant as Specified in Its Charter


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         SEC 1911113(11-01)           collection of information contained in
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         The following is a press release issued by TechTeam Global, Inc. on
         February 27, 2006

            TECHTEAM GLOBAL BOARD WILL CONTEST HEDGE FUND'S NOMINEES


SOUTHFIELD, MICHIGAN, February 27, 2006...The Chairman of the Board of Directors of TechTeam Global Inc. (Nasdaq: TEAM) today issued a statement vowing to "vigorously contest" the election of a slate of directors that hedge fund investor Costa Brava Partnership III, LLC said it will nominate to replace TechTeam's current Board.

TechTeam Chairman Kim A. Cooper said that the Board is confident that stockholders will reject Costa Brava's attempt to gain control of the company.

"Long-term investors are well acquainted with the short-term financial horizons that motivate certain activist investors," Cooper said. "We are concerned that Costa Brava's recent history of litigation and disruptive tactics appear to be intended to produce quick returns in lieu of the longer term interests of other stockholders."

"In stark contrast," Cooper said, "our Board faithfully represents stockholders, employees and customers with a longer view. We believe that TechTeam's value is best maximized through implementation of well-considered, sustainable business strategies, and we will vigorously contest the Costa Brava directors' slate on that basis.

"Our Board has been a diligent overseer of TechTeam's impressive growth," Cooper continued, "and we believe that our record offers compelling evidence that this Board is interested, first and foremost, in producing value for our stockholders."

Cooper cited the Board's action earlier this month to replace the company's founder with a new chief executive officer -- Mr. Chris Brown from IBM -- as a demonstration of the Board's willingness to make value-enhancing decisions on behalf of investors.

"The Board recognized and championed the steps needed to help the company evolve from its entrepreneurial origins," he asserted. "The Board conducted a thorough search and found a CEO with the business development and leadership skills to advance TechTeam's revenue and profit growth."

                              IMPORTANT INFORMATION

TechTeam Global, Inc. plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its stockholders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that TechTeam files with the SEC at the SEC's Web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained free from TechTeam by directing a request to TechTeam Global Inc., Attn: Mr. Michael A. Sosin, 27335 West 11 Mile Road, Southfield, Michigan 48034; telephone (248) 357-2866.

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                   CERTAIN INFORMATION REGARDING PARTICIPANTS

TechTeam, its directors and named executive officers may be deemed to be participants in the solicitation of TechTeam's security holders in connection with its 2006 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in TechTeam's Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 4, 2005, each of which is filed with the SEC.

To the extent holdings of TechTeam securities have changed since the amounts printed in the proxy statement, dated April 4, 2005, such changes have been reflected on Statements of Changes in Beneficial Ownership on Form 4 and Initial Statements of Beneficial Ownership on Form 3 filed with the SEC.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, professional services/systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 800-522-4451.

CONTACTS:

TECHTEAM GLOBAL, INC.                 TECHTEAM GLOBAL, INC.
William C. Brown                      David W. Morgan
President and                         Vice President, Chief Financial Officer,
Chief Executive Officer               and Treasurer
(248) 357-2866                        (248) 357-2866
wcbrown@techteam.com                  dmorgan@techteam.com